EXHIBIT 10.1

INTERCREDITOR AGREEMENT

          THIS INTERCREDITOR AGREEMENT (this "Agreement") is entered into as of this 28th day of February, 2002, by and among SUN HEALTHCARE GROUP, INC., a Delaware corporation (the "Company") and its affiliates and subsidiaries who are or will become "Borrowers" under the Senior Credit Agreement (as defined below) (collectively, the "Borrowers"), US BANK, NATIONAL ASSOCIATION, a national banking association (in its capacity as administrative agent under the Term Loan Agreement (as defined below), the "Term Agent"), CITICORP USA, INC., a Delaware corporation, as Administrative Agent for all Senior Lenders who are or will become parties to the Senior Credit Agreement (the "Senior Administrative Agent") and HELLER HEALTHCARE FINANCE, INC., a Delaware corporation, as Collateral Agent for all Senior Lenders who are or will become parties to the Senior Credit Agreement (the "Senior Collateral Agent" and, together with Senior Administrative Agent, collectively, the "Senior Agents").

RECITALS

          WHEREAS, Borrowers, Senior Agents and Senior Lenders (as defined below) have entered into a Loan and Security Agreement of even date herewith (the "Senior Loan Agreement", pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth therein, to make certain loans and financial accommodations to Borrowers. All of Borrowers' obligations to Senior Agents and Senior Lenders under the Senior Credit Agreement and the Senior Debt Documents (as defined below) are or will be secured by (a) first priority liens on and security interests in favor of the Senior Collateral Agent, on behalf of Senior Lenders in all of the now existing and hereafter acquired personal property of Borrowers (other than the SunScript Stock (as defined below)) and in certain real property of Borrowers (as more particularly described in the Senior Debt Documents), (b) a first priority pledge of the stock of all of the Borrowers except the capital stock issued by the Company and the SunScript Stock (the property and assets described in (a) and (b) above are herein referred to collectively as the "Collateral"), and (c) a second priority pledge of the SunScript Stock, each in favor of the Senior Collateral Agent on behalf of the Senior Lenders;

          WHEREAS, Borrowers, Term Agent and Term Creditors (as defined below) have entered into a Term Loan and Note Purchase Agreement of even date herewith pursuant to which, among other things, Term Creditors have agreed, subject to the terms and conditions set forth therein, to make certain loans and financial accommodations to Borrowers. All of Borrowers' obligations to Term Agent and Term Creditors under the Term Loan Agreement (as defined below) and the Term Debt Documents (as defined below) are secured by (a) a first priority pledge of the SunScript Stock, and (b) second priority liens on and security interests in all of the Collateral, each in favor of the Term Agent on behalf of the Term Creditors; and

          WHEREAS, as an inducement to and as one of the conditions precedent to the agreement of Senior Agents and Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement, Senior Agents and Senior Lenders have required the execution and delivery of this Agreement by Term Agent and Borrowers, in order to set forth the relative rights and priorities of Senior Agents, Senior Lenders, Term Agent and Term Creditors in respect of the Senior Debt Documents and the Term Debt Documents, and in and to the Collateral and other assets that have been pledged to both as security for the obligations of the respective debtors thereunder.

          NOW, THEREFORE, in order to induce Senior Agents and Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement and to induce Term Agent and Term Creditors to consummate the transactions contemplated by the Term Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

          1.     Definitions. The following terms shall have the following meanings in this Agreement:

                  "Bankruptcy Code" shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time, and any successor statute thereto and all rules and regulations promulgated thereunder.

                  "Collateral" shall have the meaning assigned thereto in the Recitals and shall expressly exclude the SunScript Stock and, after the Option Closing, shall also expressly exclude the SunScript Assets.

                  "Collateral Enforcement Action" shall mean (a) to notify account debtors or directly collect accounts receivable or other payment rights of Borrowers or (b) to take from or for the account of Borrowers, by set-off or in any other manner, the whole or any part of any moneys constituting proceeds (as defined in the Uniform Commercial Code), of any Collateral or (c) to sue, or to initiate or participate with others in any suit, action or proceeding against Borrowers to (i) to collect the whole or any part of the Proceeds of any Collateral or (ii) commence judicial enforcement of any of rights and remedies of Term Creditors under the Term Debt Documents or applicable law with respect to the Collateral or (d) to take any other action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, including but not limited to the Term Loan Agreement, to enforce, foreclose upon, take possession of or sell any Collateral or any Proceeds of Collateral.

                  "Distribution" shall mean, with respect to any indebtedness, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness or obligation in or upon any property of any Person, but shall expressly exclude any payment or distribution received by Term Agent or any Term Lender as a result of any action taken with respect to the SunScript Stock.

                  "Option Price" shall have the meaning ascribed thereto in Section 2.4.

                  "Partial Purchase Option" shall have the meaning ascribed thereto in Section 2.4(a).

                  "Payment Enforcement Action" shall mean (a) to take from or for the account of Borrowers, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by Borrowers with respect to the Term Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against Borrowers to (i) enforce payment of or to collect the whole or any part of the Term Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Term Debt Documents or applicable law with respect to the Term Debt; provided that neither clause (i) nor clause (ii) in the foregoing shall include any suit, action or proceeding described in the definition of "Collateral Enforcement Action" above, (c) to accelerate the Term Debt, or (d) to exercise any put option or to cause Borrowers to honor any redemption or mandatory prepayment obligation under any Term Debt Document.

                  "Permitted Refinancing" shall mean any refinancing of the Senior Debt under the Senior Debt Documents provided that the financing documentation entered into by Borrowers in connection with such Permitted Refinancing constitute Permitted Refinancing Senior Debt Documents.

                  "Permitted Refinancing Senior Debt Documents" shall mean any financing documentation which amends, modifies, restates or in any manner replaces the Senior Debt Documents and pursuant to which the Senior Debt under the Senior Debt Documents is refinanced, as such financing documentation may be amended, supplemented or otherwise modified from time to time in compliance with this Agreement, but specifically excluding any such financing documentation to the extent that it contains, either initially or by amendment or other modification, any material terms, conditions, covenants or defaults other than those which (a) exist in the Senior Debt Documents immediately prior to consummation of such modification or amendment or (b) could be included in the Senior Debt Documents by an amendment or other modification that would not be prohibited by the terms of this Agreement.

                  "Permitted Term Debt Payments" shall mean regularly scheduled payments of interest and principal on the Term Debt due and payable on a non-accelerated basis in accordance with the terms of the Term Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement; provided, however, that, notwithstanding any provision of the Term Debt Documents to the contrary, the term "Permitted Term Debt Payments" shall not include any principal payments of the Term Debt during the ninety (90) day period commencing on the date of this Agreement.

                  "Person" shall mean any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

                  "Proceeding" shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of any Borrower.

                  "Senior Administrative Agent" shall have the meaning ascribed to such term in the preamble to this Agreement.

                  "Senior Agents" shall have the meaning ascribed to such term in the preamble to this Agreement.

                  "Senior Collateral Agent" shall have the meaning ascribed to such term in the preamble to this Agreement.

                  "Senior Covenant Default" shall mean any "Event of Default" under the Senior Debt Documents (other than a Senior Payment Default), or any condition or event that, after notice or lapse of time or both, would constitute such an Event of Default (other than a Senior Payment Default) if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.

                  "Senior Credit Agreement" shall mean the Loan and Security Agreement dated as of even date herewith by and among Borrowers, Senior Agents and Senior Lenders as such Agreement may be amended, modified, supplemented, extended or renewed from time to time in accordance with this Agreement.

                  "Senior Debt" shall mean all obligations, liabilities and indebtedness of every nature of Borrowers from time to time owed to any Senior Agent or any Senior Lender under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs, expenses and expenditures by Senior Lenders, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof made in accordance with the terms thereof and subject to this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim. Senior Debt shall be considered to be outstanding whenever any loan commitment under the Senior Debt Document is outstanding.

                  "Senior Debt Documents" shall mean the Senior Credit Agreement, any promissory note or other instruments evidencing the Senior Debt or the obligation to pay the Senior Debt, any guaranty with respect to the Senior Debt, any security agreement or other collateral document securing the Senior Debt and all other documents, agreements and instruments now existing or hereafter entered into evidencing or pertaining to all or any portion of the Senior Debt, and, after the consummation of any Permitted Refinancing, the Permitted Refinancing Senior Debt Documents, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

                  "Senior Default" shall mean any Senior Payment Default or Senior Covenant Default.

                  "Senior Default Notice" shall mean a written notice from Senior Administrative Agent to Term Agent pursuant to which Term Creditors are notified of the occurrence of a Senior Default, which notice incorporates a reasonably detailed description of such Senior Default.

                  "Senior Lenders" shall mean, on any date of determination, collectively, all of the holders of the Senior Debt.

                  "Senior Payment Default" shall mean any "Event of Default" under (and as defined in) the Senior Debt Documents resulting from the failure of any of the Borrowers to pay, on a timely basis, any principal, interest, fees or other obligations under the Senior Debt Documents including, without limitation, any default in payment of Senior Debt after acceleration thereof.

                  "SunScript Assets" shall mean all of the real and personal assets of SunScript.

                  "SunScript" shall mean, collectively, SunScript Pharmacy Corporation, SunFactors, Inc., Pharmacy Factors of Florida, Inc., Pharmacy Factors of Texas, Inc., Pharmacy Factors of California, Inc., Advantage Health Services, Inc., Homed Convalescent Equipment, Inc., SunScript/HRA LLC, First Class Pharmacy, Inc. and Executive Pharmacy Services, Inc.

                  "SunScript Stock" shall mean the stock or other equity interests issued by SunScript.

                  "Term Agent" shall have the meaning ascribed to such term in the preamble to this Agreement and any other Person appointed under the terms of the Term Loan Agreement by the Term Creditors as agent for purposes of the Term Debt Documents and this Agreement.

                  "Term Creditors" shall mean, on any date of determination, collectively, all of the holders of the Term Debt.

                  "Term Debt" shall mean all obligations, liabilities and indebtedness of every nature of Borrowers from time to time owed to Term Agent or any Term Creditor under the Term Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals, refinancing or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.

                  "Term Debt Default" shall mean a default in the payment of the Term Debt or in the performance of any term, covenant or condition contained in the Term Debt Documents or any other occurrence permitting Term Creditors or Term Agent to accelerate the payment of all or any portion of the Term Debt.

                  "Term Debt Default Notice" shall mean a written notice from Term Agent or any of the Borrowers to Senior Agents pursuant to which Senior Agents are notified of the occurrence of a Term Debt Default, which notice incorporates a reasonably detailed description of such Term Debt Default.

                  "Term Debt Documents" shall mean the Term Loan Agreement and any promissory note, lease or other instrument evidencing the Term Debt or the obligation to pay the Term Debt, any guaranty with respect to the Term Debt, any security agreement, mortgage, or other collateral document securing the Term Debt and all other documents, agreements and instruments now existing or hereafter entered into evidencing or pertaining to all or any portion of the Term Debt, as the same may be amended, supplemented, or otherwise modified from time to time in accordance with this Agreement.

                  "Term Loan Agreement" shall mean the Term Loan and Note Purchase Agreement dated as of even date herewith by and among Borrowers, each Term Creditor party thereto and the Term Agent, as such agreement may be amended, modified, supplemented, extended or renewed from time to time in accordance with the terms thereof and subject to the terms and conditions of this Agreement.

          2.     Restrictions Regarding Debt.

                 2.1     Liquidation, Dissolution, Bankruptcy.

                  (a)     Term Creditors agree not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any liens and security interests securing the Senior Debt.

                  (b)     Senior Agents and Senior Lenders agree not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Term Debt or any liens and security interests securing the Term Debt.

                  (c)     The parties agree that the provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of any Proceeding. Term Creditors agree that, during any Proceeding, Senior Agents and Senior Lenders may consent to the use of cash collateral or provide financing to Borrowers on such terms and conditions and in such amounts as Senior Agents and Senior Lenders, in their sole discretion, may decide up to a maximum amount of $175,000,000 in the aggregate. Term Creditors agree that they will not object to or oppose a sale or other disposition of any property securing all of any part of the Senior Debt free and clear of security interests, liens or other claims of

Term Creditors under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if Senior Agents or those Senior Lenders required to consent pursuant to the Senior Credit Agreement have consented to such sale or disposition.

                  (d)     The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and Term Creditors, even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

                  (e)      The Term Debt shall continue to be treated as Term Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and Term Creditors, even if all or part of the Term Debt or the security interests in the SunScript Stock is subordinated, set aside, avoided, invalidated or disallowed in connection with any Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Term Debt is rescinded or must otherwise be returned by any holder of Term Debt or any representative of such holder.

                  2.2.     Term Debt Payment Restrictions.

                  (a)     Notwithstanding the terms of the Term Debt Documents, Borrowers, jointly and severally, hereby agree that they shall not make, and Term Agent hereby agrees that it will not accept, any Distribution with respect to the Term Debt until the Senior Debt is paid in full in cash and all commitments to lend under the Senior Debt Documents have been terminated, other than the making by Borrowers or acceptance by Term Creditors of any Permitted Term Debt Payments; provided, however, that each of the Borrowers and Term Agent further agree that no Permitted Term Debt Payment may be made by Borrowers or accepted by any Term Creditor if, at the time of such payment:

                            (i)     a Senior Payment Default exists and such Senior Payment Default shall not have been cured or waived; or

                            (ii)     subject to paragraph (d) of this Section 2.2, (A) the Company and Term Agent shall have received a Senior Default Notice from any of the Senior Agents or from all of the Senior Lenders identifying that a Senior Covenant Default exists or would be created by the making of such payment, (B) each such Senior Covenant Default shall not have been cured or waived and (C) ninety (90) days shall not have elapsed since the date such Senior Default Notice was received.

                  (b)     Borrowers may resume Permitted Term Debt Payments (and may make any Permitted Term Debt Payments missed due to the application of paragraph (a) of this Section 2.2) in respect of the Term Debt or any judgment with respect thereto:

                            (i)     in the case of a Senior Payment Default referred to in clause (i) of paragraph (a) this Section 2.2, upon a cure or waiver thereof; or

                            (ii)     in the case of a Senior Covenant Default referred to in clause (ii) of paragraph (a) of this Section 2.2, upon the earlier to occur of (A) the cure or waiver of all such Senior Covenant Defaults or (B) the expiration of such period of ninety (90) days referred to therein.

                  (c)     No Senior Default shall be deemed to have been waived for purposes of this Section 2.2 unless and until the Company shall have received a written waiver from the Senior Agents, or from those Senior Lenders required by the Senior Credit Agreement.

                  (d)     Notwithstanding any provision of this Section 2.2 to the contrary:

                            (i)     Borrowers shall not be prohibited from making, and Term Creditors shall not be prohibited from receiving, Permitted Term Debt Payments under clause (ii) of paragraph (a) of this Section 2.2 for more than an aggregate of one hundred eighty (180) days within any period of three hundred sixty (360) consecutive days;

                            (ii)     no Senior Covenant Default existing on the date any Senior Default Notice is given pursuant to clause (ii) of paragraph (a) of this Section 2.2 shall, unless the same shall have ceased to exist for a period of at least thirty (30) consecutive days, be used as a basis for any subsequent such notice (for purposes of this paragraph, breaches of the same financial covenant for consecutive periods shall constitute separate and distinct Senior Covenant Defaults);

                            (iii)     the failure of Borrowers to make any Distribution with respect to the Term Debt by reason of the operation of this Section 2.2 shall not be construed as preventing the occurrence of a Term Debt Default under the applicable Term Debt Documents;

                            (iv)     any Permitted Term Debt Payment accepted by Term Agent at a time when the conditions set forth in the proviso of clause (a) of this Section 2.2 shall not be met shall be held by Term Agent in accordance with Section 2.5; and

                  2.3.     Term Debt Standstill Provisions.

                  (a)     Until the Senior Debt is paid in full in cash and all commitments to lend under the Senior Debt Documents shall be terminated, Term Agent or Term Creditors shall not, without the prior written consent of all of the Senior Agents, take any Collateral Enforcement Action with respect to any Collateral. Furthermore, subject to Section 2.3(b) and Section 2.3(c) hereof, until the Senior Debt is paid in full in cash and all commitments to lend under the Senior Debt Documents have been terminated, Term Agent shall not, without the written consent of all of the Senior Agents, take any Payment Enforcement Action until the earliest to occur of the following and in any event no earlier than ten (10) days after Senior Agents' receipt of written notice of Term Agent's intention to take any such Payment Enforcement Action: (i) acceleration of the Senior Debt; or (ii) the passage of one hundred twenty (120) days from the receipt by Senior Agents of a Term Debt Default Notice if any Term Debt Default described therein shall not have been cured or waived within such period. Term Agent shall endeavor to promptly deliver to Senior Collateral Agent notice of any "Default" as defined in and under the Term Debt Documents but shall have no liability for failing to do so.

                  (b)     Notwithstanding anything in this Section 2.3 to the contrary, Term Agent and Term Creditors shall be entitled, no earlier than ten (10) days after Senior Agents' receipt of written notice of Term Agent's or Term Creditors' intent to do so, to exercise and execute upon its first priority pledge of the SunScript Stock and to take any action in respect of the SunScript Stock that either Term Agent or Term Creditors may be entitled to take pursuant to the terms of any pledge agreement, security agreement or other Term Debt Document governing such pledge, including, to the extent necessary in order to execute upon the pledge, the right to accelerate the Term Debt; provided that, if Term Agent or

Term Creditors elect to sell or otherwise transfer all or any portion of the SunScript Stock following the exercise of or execution upon such pledge, to the extent that the aggregate proceeds of any such sale(s) or transfer(s) are in excess of the amount necessary to repay the Term Debt in full, such excess proceeds shall be promptly turned over to the Senior Administrative Agent for benefit of the Senior Lenders and shall be applied toward repayment of the Senior Debt. Following Term Agent's and/or Term Creditor's exercise of or execution upon its first priority pledge of the SunScript Stock, Term Agent or Term Creditor shall be entitled, without limitation imposed by this Agreement or anything in the Senior Credit Documents, to any and all rights, remedies or other benefits to which such entities are entitled, in respect of and in their capacity as holders of the SunScript Stock, under the terms of any pledge agreement, security agreement or other Term Debt Document governing such pledge and the exercise and/or execution thereof.

                  (c)     Notwithstanding anything in this Section 2.3 to the contrary, and subject to the provisions of Section 2.1 hereof, Term Agent may file proofs of claim against Borrowers in any case or Proceeding. Subject to the provisions of Section 2.3(b) and Section 2.4 herein (and without limiting Term Agent's and Term Creditor's rights thereunder), any Distributions or other proceeds resulting from any Collateral Enforcement Action made with respect to any Collateral that is subject to such Collateral Enforcement Action or received by Term Agent or any Term Creditor shall be held in trust by it for the benefit of Senior Collateral Agent and Senior Lenders and promptly paid or delivered to Senior Collateral Agent for the benefit of Senior Lenders in the form received until all Senior Debt is paid in full in cash and all commitments to lend under the Senior Debt Documents shall have been terminated.

                  (d)     Notwithstanding anything contained herein to the contrary, if following the acceleration of the Senior Debt by Senior Lenders such acceleration is rescinded (whether or not any existing Senior Default has been cured or waived), then all Payment Enforcement Actions taken by the Term Creditors shall likewise be rescinded if such Payment Enforcement Action is based solely on clause (i) of paragraph (a) of this Section 2.3.

                  (e)     A Senior Agent shall endeavor to deliver promptly to Term Agent notice of any "Event of Default" as defined in and under the Senior Debt Documents, but, except in respect of the Option Notice, Senior Agents shall have no liability for failing to do so.

                  2.4.     Term Creditors' Partial Purchase Option Provisions. Notwithstanding anything to the contrary in this Agreement,

                  (a)     Upon the occurrence and continuation of a Senior Payment Default or upon the commencement of any Proceeding by or involving any Borrower, Term Agent, on behalf of Term Creditors, shall have the option (but not the obligation) to acquire a portion of the Senior Debt (the "Partial Purchase Option") relating to the SunScript Assets in an amount that shall be agreed upon and documented by the parties as provided in this Section 2.4. In order to exercise such Partial Purchase Option, Term Agent shall do the following: (i) deliver a binding notice of exercise of such Partial Purchase Option to both Senior Agents (the "Option Notice") not later than ten (10) business days following Term Agent's receipt of written notice (A) that a Senior Payment Default has occurred or (B) that a Proceeding has been commenced by or involving any Borrower (which notice, in either event, shall be delivered by one of the Senior Agents promptly after the occurrence of such Senior Payment Default or any such Senior Agent's knowledge of commencement of a Proceeding, and shall include a copy of the most recent Borrowing Base Certificate submitted by Borrowers pursuant to the Senior Credit Agreement); and (ii) pay the full amount of the Option Price (as defined below) to Senior Administrative Agent no later than five (5) days following delivery by Term Agent of such Option Notice. If Term Agent fails to timely deliver such Option Notice or to timely pay the Option Price, thereafter, with respect to any subsequent Senior Payment Default that occurs within one hundred eighty (180) days after delivery of such Option Notice only, the Partial Purchase Option shall expire and shall be null and void and of no further force and effect; provided that, notwithstanding the foregoing, with respect to any Senior Payment Default that occurs after the expiration of any such period and with respect to each commencement of a Proceeding, the Partial Purchase Option shall again be available to be exercised by Term Agent in accordance with the terms set forth herein. For purposes hereof, the "Option Price" shall be defined as the product of (x) 1.30 multiplied by (y) the sum of (1) the eligible accounts receivable generated by SunScript (which shall be deemed to be 85% of the amount set forth on line 46 of the most recent Borrowing Base Certificate and (2) the aggregate "Eligible Inventory" (as defined in the Senior Loan Agreement) (which for this purpose shall be deemed to be equal to the amount set forth on line 87 of the Borrowing Base Certificate). Senior Lenders agree that no foreclosure proceedings will be commenced against any of the SunScript Assets until the earliest possible expiration of the Partial Purchase Option.

                  (b)     The exercise of the Partial Purchase Option shall be deemed to have been completed on the date that all of the following have been satisfied (such date, the "Option Closing"): (i) Senior Administrative Agent shall have received the full amount of the Option Price in cash or immediately available funds; (ii) each of Senior Agents, Senior Lenders, Term Agent, Term Creditors and Borrower shall have executed any and all documents reasonably necessary to affect the purchase by Term Agent and Term Creditors of the portion of the Senior Debt to be purchased by them in connection with the exercise of the Partial Purchase Option hereunder; and (iii) Senior Collateral Agent shall have filed such termination statements or financing statement amendments necessary to release its lien on and security interest, for the benefit of the Senior Lenders, in the SunScript Assets (which, in any event, Senior Collateral Agent agrees it shall do concurrently with the execution of the documents described in subparagraph (ii) above provided that the condition set forth in subparagraph (i) has also then been satisfied), or Senior Collateral Agent shall have provided its written consent to the filing by Borrower or Term Agent of such termination statements or financing statement amendments necessary to release Senior Collateral Agent's lien on and security interest, for the benefit of the Senior Lenders, in the SunScript Assets.

                  (c)     Following the Option Closing, Term Creditors shall be the holders of additional indebtedness of Borrowers equal to the Option Price, which indebtedness shall thereafter be added to the Term Debt and governed by the terms and provisions of the Term Debt Documents, including, without limitation the provisions governing interest and amortization. Following the Option Closing, and notwithstanding anything in this Agreement or the Senior Debt Documents to the contrary: (i) the SunScript Assets shall cease to comprise Collateral (both as defined herein and as defined in the Senior Debt Documents), (ii) the disposition of the SunScript Assets, or any proceeds thereof, shall cease to be governed, limited or restricted by the terms of this Agreement or the Senior Debt Documents, (iii) the rights and remedies of Term Agent and Term Creditors with respect to the SunScript Assets shall cease to be governed, limited or restricted by the terms of this Agreement or the Senior Debt Documents, and shall instead by considered "Collateral" as defined in, or otherwise be subject in all respects to, the Term Loan Agreement and the Term Debt Documents or such other documents or agreements as may have been entered into by and among Term Agent, Term Creditors and the Borrower in respect of Term Agent's exercise of the Purchase Option. In addition, following the Option Closing, Senior Agents and Borrowers shall provide notice thereof to all Depository Banks and the Collecting Bank that is subject to a Lockbox Agreement (each of such terms as defined in the Senior Credit Agreement) of such disposition of the SunScript Assets and such release of SunScript as a Borrower hereunder.

                  (d)     The consummation of the acquisition of a portion of the Senior Debt pursuant to this Section 2.4 shall be made without warranty or representation of any kind, expressed or implied, on the part of the Senior Agents or the Senior Lenders, and shall be without recourse to Senior Lenders of any kind, and in furtherance of and not in limitation of the foregoing, Senior Collateral Agent and Senior Lenders are released ab initio by all other parties to this Agreement from any liability or responsibility regarding (i) the quality of the SunScript Assets, (ii) the priority of any liens with respect to the SunScript Assets, (y) the status or condition of SunScript and (iii) any other responsibility or liability of any kind or nature arising from or in connection with the SunScript Assets; provided, that the Senior Lenders shall agree to represent and warrant to the Term Agent and the Term Creditors (x) as to the amount of the portion of the Senior Debt being purchased by the Term Creditors, (y) that such Senior Lender is the legal owner of such portion of the Senior Debt held by it being purchased hereunder and (z) such other similar representations and warranties regarding the portion of the Senior Debt being acquired as are customarily made by financial institutions in assignment and acceptance and/or purchase agreements of such type and that do not extend to or include the SunScript Assets.

                  (e)     It is understood and agreed by all parties hereto that the acquisition by Term Agent of a portion of the Senior Debt in connection with the Partial Purchase Option shall not be deemed to increase Term Agent's or Term Creditor's commitments, or otherwise expand any of their respective rights, in their capacity, if any, as "Senior Lenders" under any of the Senior Debt Documents.

                  2.5.     Incorrect Payments. If any Distribution on account of the Term Debt not permitted to be made by Borrowers or accepted by Term Agent under this Agreement is made by a Borrower and received by Term Agent, such Distribution shall not be commingled with any of the assets of Term Agent, shall be held in trust by Term Agent for the benefit of Senior Agents and Senior Lenders and shall be promptly paid over to Senior Administrative Agent for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is paid in full. If any Distribution with respect to the SunScript Stock (or following the Option Closing, the SunScript Assets) is received by any of the Senior Agents following the Option Closing, such Distribution shall not be commingled with any of the assets of Senior Agents, shall be in held in trust by Senior Agents for the benefit of Term Agent and Term Creditors and shall be promptly paid over to Term Agent for application (in accordance with the Term Debt Documents) to the payment of the Term Debt then remaining unpaid, until all of the Term Debt is paid in full.

                  2.6.     Subordination of Liens and Security Interests; Agreement Not to Contest; Agreement to Release Liens. (a) Until the Senior Debt has been paid in full in cash and all lending commitments under the Senior Debt Documents have terminated, notwithstanding any provision of the UCC, applicable law or the Term Debt Documents to the contrary, the liens and security interests in the Collateral granted by the Borrowers in favor of the Term Agent for the benefit of the Term Creditors shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of Senior Agents and Senior Lenders in the Collateral, regardless of the time, manner or order of perfection of any such liens and security interests. Term Agent agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents, or the liens and security interests of Senior Collateral Agent and Senior Lenders in the Collateral securing the Senior Debt. In the event that Senior Collateral Agent or Senior Lenders release or agree to release any of their liens or security interests in the Collateral in connection with the sale or other disposition thereof or any of the Collateral is sold or retained pursuant to a foreclosure or similar action, Term Agent shall promptly execute and deliver to Senior Collateral Agent such termination statements and releases as Senior Collateral Agent shall reasonably request to effect the release of the liens and security interests of Term Agent in such Collateral. In furtherance of the foregoing, Term Agent hereby irrevocably appoints Senior Collateral Agent its attorney-in-fact, with full authority in the place and stead of Term Agent and in the name of Term Agent or otherwise, to execute and deliver any document or instrument which Term Agent may be required to deliver pursuant to this Section 2.6(a).

                  (b)     Until the Term Debt has been paid in full in cash and all lending commitments under the Term Debt Documents have terminated, notwithstanding any provision of the UCC, applicable law, this Agreement, or the Senior Debt Documents to the contrary, the liens and security interests in the SunScript Stock granted by the Borrowers in favor of the Senior Agents for the benefit of the Senior Lenders shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of Term Agent and Term Creditors in the SunScript Stock, regardless of the time, manner or order of perfection of any such liens and security interests. Senior Agents and Senior Lenders agree that they will not at any time contest the validity, perfection, priority or enforceability of the Term Debt, the Term Debt Documents, or the liens and security interests of Term Agent and Term Creditors in the SunScript Stock or, after the Option Closing, the SunScript Assets. In the event that Term Agent or Term Creditors release or agree to release any of their liens or security interests in the SunScript Stock in connection with the sale or other disposition thereof or any of the SunScript Stock is sold or retained pursuant to a foreclosure or similar action, Senior Collateral Agent and, if applicable, Senior Lenders shall promptly execute and deliver to Term Agent such termination statements and releases as Term Agent shall reasonably request to effect the release of the liens and security interests of Senior Collateral Agent and Senior Lenders in such SunScript Stock (but not in the SunScript Assets except as set forth in Section 2.4(a)). In furtherance of the foregoing, Senior Agents and Senior Lenders hereby irrevocably appoint Term Agent their attorney-in-fact, with full authority in the place and stead of Senior Agents and Senior Lenders and in the name of Senior Agents and Senior Lenders or otherwise, to execute and deliver any document or instrument which Senior Agents and Senior Lenders may be required to deliver pursuant to this Section 2.6(b).

                  2.7.     Application of Proceeds from Sale or other Disposition of the Collateral. Subject to Section 2.4(b), in the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Senior Debt Documents or as otherwise consented to by Senior Agents and Senior Lenders until such time as the Senior Debt is paid in full in cash and all commitments to lend under the Senior Debt Documents have been terminated. In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of the SunScript Stock (or, following the Option Closing, the SunScript Assets), the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Term Debt Documents or as otherwise consented to by Term Agent and the Term Creditors until such time as the Term Debt is paid in full in cash and all commitments to lend under the Term Debt Documents have been terminated.

                  2.8.     Sale, Transfer or other Disposition of Term Debt.

                  (a)     Each of the Senior Debt Documents and the Term Debt Documents shall contain provisions pursuant to which each Senior Lender or Term Creditor, as applicable, shall acknowledge that the terms and conditions of the Senior Debt and the Term Debt, as applicable, are subject to this Agreement. Such provision in each agreement may not be amended or modified during the term of this Agreement.

                  (b)     The rights, benefits, burdens and obligations effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Term Debt or Senior Debt, as applicable, and the terms of this Agreement shall be binding upon the successors and assigns of any Term Creditor or Senior Lender, as applicable, as provided in Section 10 hereof.

                  2.9.     Legends. (a) Until the termination of this Agreement in accordance with Section 16 hereof, Term Agent will cause to be clearly, conspicuously and prominently inserted on the face of any promissory note, lease or other instrument evidencing the Term Debt or the obligation to pay the Term Debt, as well as any renewals or replacements thereof, the following legend:

     "This instrument and the rights and obligations evidenced hereby are subject to the terms and provisions of that certain Intercreditor Agreement (the "Intercreditor Agreement") dated as of February [__], 2002 among US Bank, National Association, as Term Agent, Sun Healthcare Group, Inc. and certain of its direct and indirect subsidiaries who are parties to that Senior Credit Agreement, defined therein ("Borrowers"), CITICORP USA, INC. ("Senior Administrative Agent") and Heller Healthcare Finance, Inc. ("Senior Collateral Agent," and, together with Senior Administrative Agent, collectively, the "Senior Agents"), and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Intercreditor Agreement."

                  (b)     Until the termination of this Agreement in accordance with Section 16 hereof, Senior Collateral Agent will cause to be clearly, conspicuously and prominently inserted on the face of any promissory note, lease or other instrument evidencing the Senior Debt or the obligation to pay the Senior Debt, as well any renewals or replacement thereof, the following legend:

     "This instrument and the rights and obligations evidenced hereby are subject to the terms and provisions of that certain Intercreditor Agreement (the "Intercreditor Agreement") dated as of February ___, 2002 among US Bank, National Association, as Term Agent, Sun Healthcare Group, Inc. and certain of its direct and indirect subsidiaries who are parties to that Term Loan and Note Purchase Agreement, defined therein ("Borrowers"), CITICORP USA, INC. ("Senior Administrative Agent") and Heller Healthcare Finance, Inc. ("Senior Collateral Agent" and, together with Senior Administrative Agent, collectively the ("Senior Agents"); and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Intercreditor Agreement."

          3.     Modifications.

                  3.1.     Modifications to Senior Debt Documents. Other than as provided in this Agreement, Senior Lender may at any time and from time to time without the consent of or notice to Term Agent, without incurring liability to Term Agent and without impairing or releasing the obligations of Term Agent under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt, provided that no such modification or amendment (a) shall affect the payment schedule of the Term Loan Documents, (b) (i) shall make materially more restrictive any individual covenant or event of default under the Senior Debt Documents in existence as of the date of this Agreement, (ii) shall result in the addition of any new covenant or event of default not existing as of the date of this Agreement the effect of which is to make the covenants or events of default, in either case as applicable, under the Senior Credit Documents in the aggregate materially more restrictive, or (iii) shall modify, so as to materially and adversely affect Term Creditors' rights thereunder or with respect thereto, any of the Partial Purchase Option or the provisions under this Agreement or the Senior Credit Documents to either the SunScript Stock or the SunScript Assets specifically, (c) shall cause the maximum principal amount of Senior Debt outstanding at any time to exceed $175,000,000 in the aggregate, (d) shall cause the maturity date of the Senior Debt to be sooner than otherwise provided in the Senior Debt Documents, and (e) shall cause the interest rates under the Senior Debt Documents in existence as of the date of this Agreement to be increased by more than 100 basis points in the aggregate; provided that the foregoing shall not prevent Senior Agents or Senior Lenders from assessing any default interest under the terms of and in accordance with the Senior Debt Documents, and (f) except upon the occurrence of a Senior Default, shall cause the amortization schedule (if any) to accelerate the repayment of principal.

                  3.2.     Modifications to Term Debt Documents. Until the Senior Debt has been paid in full in cash and all lending commitments under the Senior Debt Documents have terminated, and notwithstanding anything to the contrary contained in the Term Debt Documents, Term Creditors shall not, without the prior written consent of Senior Agents, agree to any amendment, modification or supplement to the Term Debt Documents the effect of which is to (a) increase the maximum principal amount of the Term Debt or rate of interest, by more than 100 basis points in the aggregate, on any of the Term Debt, (b) change the dates upon which payments of principal or interest on the Term Debt are due, (c) change or add any event of default or any covenant with respect to the Term Debt, (d) change any redemption or prepayment provisions of the Term Debt, (e) take any other liens or security interests in any assets of Borrowers except to the extent Senior Lenders take liens in such assets, in which event Term Creditors shall take a second priority lien in such assets subject to the terms of this Agreement, or (g) change or amend any other term of the Term Debt Documents if such change or amendment would result in a Senior Default, increase the obligations of Borrowers or confer additional material rights on Term Creditors or any other holder of the Term Debt in a manner adverse to Borrowers or Senior Lenders.

          4.     Waiver of Certain Rights by Term Creditors.

                  4.1     Marshaling. Except as may be limited by Section 2.4 with respect to the SunScript Assets, Term Creditors hereby waive any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Senior Agents or Senior Lenders to marshal any property of Borrowers for the benefit of Term Creditors.

                  4.2     Rights Relating to Senior Agents' Actions with respect to the Collateral. Term Creditors hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing Senior Agents or Senior Lenders from taking, or refraining from taking, any action with respect to all or any part of the Collateral (other than the SunScript Stock, and, following the Option Closing, the SunScript Assets). Without limitation of the foregoing, Term Creditors hereby agree (a) that they have no right to direct or object to the manner in which Senior Agents or Senior Lenders apply to the Senior Debt the proceeds of the Collateral resulting from the exercise by Senior Agents and Senior Lenders of rights and remedies under the Senior Debt Documents and (b) that Senior Agents have not assumed any obligation to act as the agent for Term Creditors with respect to the Collateral.

          5.     Representations and Warranties.

                  5.1     Representations and Warranties of Term Creditors. Term Agent hereby represents and warrants to Senior Agents and Senior Lenders that as of the date hereof: (a) Term Agent is a national banking association duly formed and validly existing under the laws governing its formation; (b) Term Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Term Agent will not violate or conflict with the organizational documents of Term Agent, any material agreement binding upon Term Agent or any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of Term Agent, enforceable against Term Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles.

                  5.2     Representations and Warranties of Senior Agents. Each Agent hereby represents and warrants to Term Agent and the Term Creditors that as of the date hereof: (a) such Agent is a corporation duly formed and validly existing under the laws of its respective state of formation; (b) such Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by such Agent will not violate or conflict with the organizational documents of such Agent, any material agreement binding upon such Agent or any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of such Agent, enforceable against such Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles.

          6.     Intentionally Deleted.

          7.     Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Senior Agents, Borrowers and Term Agent, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

          8.     Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

          9.     Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered, (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. (Chicago time) or, if not, on the next succeeding business day, (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed, or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

               Notices shall be addressed as follows:

                   If to the Term Agent or Term Creditors:

                        U.S. BANK NATIONAL ASSOCIATION
                        225 South 6th Street
                        Minneapolis, Minnesota 55402-4203
                        Attention:  Jason Nadler
                        Telephone:  (314) 418-2059

                        with copy to:

                        HAYNES AND BOONE, LLP
                        901 Main Street, Suite 3100
                        Dallas, Texas 75202
                        Telephone:   (214) 651-5667
                        Facsimile:  (214) 200-0667
                        Attention:  Laurie G. Lang

                   If to the Company or to Borrowers:

                        SUN HEALTHCARE GROUP, INC.
                        101 Sun Avenue NE
                        Albuquerque, New Mexico 87109
                        Telephone:  (505) 468-4708
                        Facsimile:  (505) 468-6635
                        Attention:  Treasurer

                        With a copy to:

                        SUN HEALTHCARE GROUP, INC.
                        101 Sun Avenue NE
                        Albuquerque, New Mexico 87109
                        Telephone:  (505) 468-2423
                        Facsimile:  (505) 468-4747
                        Attention:  General Counsel

                   If to the Senior Administrative Agent:

                        CITICORP USA, INC.
                        388 Greenwich Street
                        19th Floor
                        New York, New York 10013
                        Telephone:  (212) 816-2496
                        Facsimile:  (212) 816-2613
                        Attention:  William Washburn

                        With a copy to:

                        CITICORP USA, INC.
                        2 Penn's Way
                        Suite 200
                        New Castle, Delaware 19720
                        Telephone:  (302) 894-6017
                        Facsimile:  (302) 894-6120
                        Attention:  Robert Partee

                   If to Senior Collateral Agent or Senior Lenders:

                        HELLER HEALTHCARE FINANCE, INC.
                        2 Wisconsin Circle, Fourth Floor
                        Chevy Chase, Maryland 20815
                        Telephone:  (301) 664-9835
                        Facsimile:  (301) 664-9890
                        Attention:  Loan Officer, Portfolio Management Group
                                           re: Sun Healthcare

                        With a copy to:

                        HELLER HEALTHCARE FINANCE, INC.
                        2 Wisconsin Circle, Fourth Floor
                        Chevy Chase, Maryland 20815
                        Telephone:  (301) 664-9849
                        Facsimile: (301) 664-9866
                        Attention:  Katherine Lofft, Esq.

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 9.

          10.     Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Senior Agents, Senior Lenders, Term Agent, Term Creditors and Borrowers. To the extent permitted under the Senior Debt Documents, Senior Lenders may, from time to time, without notice to Term Agent, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the provisions of this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto. To the extent permitted under the Term Debt Documents, Term Creditors may, from time to time, without notice to Senior Agents, assign or transfer any or all of the Term Debt or any interest therein to any Person, and notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Term Debt shall, subject to the terms hereof, be and remain Term Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Term Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Term Debt, be entitled to rely upon and be the third party beneficiary of the provisions of this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee or initially a party hereto.

          11.     Relative Rights. This Agreement defines the relative rights of Senior Agents, Senior Lenders and Term Agent and Term Creditors respectively. Nothing in this Agreement shall (a) impair, as among Borrowers, Senior Agents and Senior Lenders and as between Borrowers, Term Agent, and Term Creditors, the obligation of Borrowers with respect to the payment of the Senior Debt and the Term Debt in accordance with their respective terms or (b) affect the relative rights of Senior Agents, Senior Lenders, Term Agent or Term Creditor with respect to any other creditors of Borrowers.

          12.     Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Term Debt Documents, the provisions of this Agreement shall control and govern.

          13.     Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

          14.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          15.     Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

          16.     Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the payment in full in cash of the Senior Debt and the termination of all lending commitments under the Senior Debt Documents after which this Agreement shall terminate without further action on the part of the parties hereto. Upon such payment and termination described above and termination of this Agreement, Senior Agents and Borrowers agree to notify the Depository Banks and the Collecting Bank (as such terms are defined in the Senior Credit Agreement) of such payment and termination.

          17.     Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York excluding (to the greatest extent a New York court would permit) any rule of law that would cause the application of the law of any jurisdiction other than the State of New York.

          18.     CONSENT TO JURISDICTION. EACH OF SENIOR AGENTS (ON BEHALF OF THEMSELVES AND SENIOR LENDERS), TERM AGENT (ON BEHALF OF ITSELF AND TERM CREDITORS) AND BORROWERS HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF

SENIOR AGENTS (ON BEHALF OF THEMSELVES AND SENIOR LENDERS), TERM AGENT (ON BEHALF OF ITSELF AND TERM CREDITORS) AND BORROWERS EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH OF SENIOR AGENTS (ON BEHALF OF THEMSELVES AND SENIOR LENDERS), TERM AGENT (ON BEHALF OF ITSELF AND TERM CREDITORS) AND BORROWERS HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SENIOR AGENTS, TERM AGENT AND BORROWERS AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

          19.     WAIVER OF JURY TRIAL. TERM AGENT (ON BEHALF OF ITSELF AND TERM CREDITORS), BORROWERS, AND SENIOR AGENTS (ON BEHALF OF THEMSELVES AND SENIOR LENDERS) HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE TERM DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS. EACH OF TERM AGENT (ON BEHALF OF ITSELF AND TERM CREDITORS), BORROWERS AND SENIOR AGENTS ON BEHALF OF THEMSELVES AND SENIOR LENDERS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE SENIOR DEBT DOCUMENTS AND THE TERM DEBT DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF TERM AGENT (ON BEHALF OF TERM CREDITORS), BORROWERS AND SENIOR AGENTS (ON BEHALF OF THEMSELVES AND SENIOR LENDERS) WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, Term Agent, Company and Senior Agents have caused this Intercreditor Agreement to be executed as of the date first above written.

U.S. BANK, NATIONAL ASSOCIATION, a national banking association, as Term Administrative Agent on behalf of itself and the Term Creditors By: /s/ Its:
HELLER HEALTHCARE FINANCE, INC., a Delaware corporation, as Senior Collateral Agent, and on behalf of itself and the Senior Lenders By: /s/ Its:
CITICORP USA, INC., a Delaware corporation, as Administrative Agent By: /s/ Its:

          IN WITNESS WHEREOF, intending to be legally bound, and intending that this Agreement constitutes an instrument executed under seal, Borrowers have caused this Agreement to be executed under seal as of the date first written above.

Sun Healthcare Group, Inc. By: /s/ Robert K. Schneider Name: Robert K. Schneider Title: Vice President and Treasurer
Advantage Health Services, Inc.
Americare Health Services Corp.
Americare of West Virginia, Inc.
Atlantic Medical Supply Holding Company, Inc.
Beckley Health Care Corp.
Bergen Eldercare, Inc.
Bibb Health & Rehabilitation, Inc.
BioPath Clinical Laboratories, Inc.
Braswell Enterprises, Inc.
Brent-Lox Hall Nursing Home, Inc.
Brittany Rehabilitation Center, Inc.
Cal-Med, Inc.
Care Enterprises West
Care Enterprises, Inc.
Care Home Health Services
CareerStaff Management, Inc.
CareerStaff Services Corporation
CareerStaff Unlimited, Inc.
Carmichael Rehabilitation Center
Charlton Healthcare, Inc.
Circleville Health Care Corp.
Clipper Home of North Conway, Inc.
Clipper Home of Portsmouth, Inc.
Clipper Home of Rochester, Inc.
Clipper Home of Wolfeboro, Inc.
Coalinga Rehabilitation Center
Contour Medical, Inc.
Correctional Care Corp.
Covina Rehabilitation Center
Dunbar Health Care Corp.
Duval Healthcare Center, Inc.
Executive Pharmacy Services, Inc.

[SIGNATURE APPEARS ON PAGE S-5]

Facility Supply, Inc.
Fairfield Rehabilitation Center
First Class Pharmacy, Inc.
Fullerton Rehabilitation Center
Gainesville Healthcare Center, Inc.
Gardendale Health Care Center, Inc.
Glendora Rehabilitation Center
Glenville Health Care, Inc.
Goodwin Nursing Home, Inc.
Grand Terrace Rehabilitation Center
Hallmark Health Services, Inc.
Harbor View Rehabilitation Center
HC, Inc.
Heritage Rehabilitation Center
HoMed Convalescent Equipment, Inc.
HTA of New York, Inc.
Huntington Beach Convalescent Hospital
Jeff Davis Healthcare, Inc.
Lake Forest Healthcare Center, Inc.
Libbie Rehabilitation Center, Inc.
Manatee Springs Nursing Center, Inc.
Maplewood Health Care Center of Jackson, Tennessee, Inc.
Marion Health Care Corp.
Masthead Corporation
Meadowbrook Rehabilitation Center
Mediplex Management of Palm Beach County, Inc.
Mediplex Management, Inc. Mediplex of Concord, Inc.
Mediplex of Connecticut, Inc.
Mediplex of Kentucky, Inc.
Mediplex of Maryland, Inc.
Mediplex of Massachusetts, Inc.
Mediplex of New Hampshire, Inc.
Mediplex of New Jersey, Inc.
Mediplex Rehabilitation of Massachusetts, Inc.
Mid-Florida, Inc.
Mountain Care Management, Inc.
New Bedford Nursing Center, Inc.
Newport Beach Rehabilitation Center
Nursing Home, Inc.
Orange Rehabilitation Hospital, Inc.
P.M.N.F. Management, Inc.
Pacific Health Care, Inc.
Paradise Rehabilitation Center, Inc.
Pharmacy Factors of California, Inc.

[SIGNATURE APPEARS ON PAGE S-5]

Pharmacy Factors of Florida, Inc.
Pharmacy Factors of Texas, Inc.
PRI, Inc.
Putnam Health Care Corp.
Quality Care Holding Corporation
Quality Nursing Care of Massachusetts, Inc.
Regency Health Services, Inc.
Regency High School, Inc.
Regency Rehab Hospitals, Inc.
Regency-North Carolina, Inc.
Regency-Tennessee, Inc.
Retirement Care Associates, Inc.
Rose Rehabilitation Center
Salem Health Care Corp.
San Bernardino Rehabilitation Hospital, Inc.
San Joaquin G.P. Corporation
Shandin Hills Rehabilitation Center
Southside Health Care Center, Inc.
Spofford Land, Inc.
SRT, Inc.
Statesboro Health Care Center, Inc.
Stockton Rehabilitation Center, Inc.
Summers Landing, Inc.
Sun Lane Purchase Corporation
SunAlliance Healthcare Services, Inc. (successor by merger with SunDelta Corporation)
SunBridge G.P. Corporation
SunBridge Healthcare Corporation
SunBridge Healthcare of Colorado, Inc.
SunBridge Rehab of Colorado, Inc.
SunBridge, Inc.
SunCare Respiratory Services, Inc.
SunCare Services Corporation
SunChoice Medical Supply, Inc.
SunDance Rehabilitation Corporation
SunDance Services Corporation
SunFactors, Inc.
SunHealth Specialty Services, Inc.
SunMark Nevada, Inc.
SunMark of New Mexico, Inc.
SunPlus Home Health Services, Inc.
SunScript Pharmacy Corporation
SunSolution, Inc.
The Mediplex Group, Inc.

[SIGNATURE APPEARS ON PAGE S-5]

U.S. Laboratory Corp.
Vista Knoll Rehabilitation Center, Inc.
West Tennessee, Inc.
Willow Way, Inc.
Worcester Nursing Center, Inc.
By: /s/ Robert K. Schneider Name: Robert K. Schneider Title: Vice President and Treasurer

Accelerated Care Plus, L.L.C.

By: Cal-Med, Inc., Member of Accelerated Care Plus, L.L.C. By: /s/ Robert K. Schneider Name: Robert K. Schneider Title: Vice President and Treasurer

By: HC, Inc. Member of Accelerated Care Plus, L.L.C. By: /s/ Robert K. Schneider Name: Robert K. Schneider Title: Vice President and Treasurer

SunDance Rehabilitation Texas, Limited Partnership By: SRT, Inc., its general partner By: /s/ Robert K. Schneider Name: Robert K. Schneider Title: Vice President and Treasurer

West Jersey/Mediplex Rehabilitation Limited Partnership By: Mediplex of New Jersey, Inc., its general partner By: /s/ Robert K. Schneider Name: Robert K. Schneider Title: Vice President and Treasurer

HSR Partners, L.P.
Therapists Unlimited - Baltimore/Washington,
  D.C., L.P.
Therapists Unlimited - Chicago, L.P. (II)
Therapists Unlimited - Detroit II, L.P.
Therapists Unlimited - Fresno, L.P.
Therapists Unlimited - Indianapolis, L.P.
Therapists Unlimited - Seattle, L.P.

By:  CareerStaff Management, Inc., its general partner

By:     /s/ Robert K. Schneider
Name:  Robert K. Schneider
Title:    Vice President and Treasurer